Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Versartis, Inc. of our report dated February 17, 2014, except for the effects of the reverse stock split described in Note 16 as to which the date is March 6, 2014, relating to the financial statements of Versartis, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 10, 2014